This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2015 of Blackstone Real Estate Income Master Fund (the “registrant”).

I, Michael Nash, the Chief Executive Officer and President of the registrant, certify that, to the best of my knowledge:

1	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 7, 2016

/s/ Michael Nash
Michael Nash
Chief Executive Officer and President (Principal Executive Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2015 of Blackstone Real Estate Income Master Fund (the “registrant”).

I, Garrett Goldberg, the Chief Financial Officer and Treasurer of the registrant, certify that, to the best of my knowledge:

1	the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: March 7, 2016

/s/ Garrett Goldberg
Garrett Goldberg
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document.